Exhibit 99.1
PRESS RELEASE
Contacts:

For Company:	For Investors:	For Media:
Tom Hornish	Brad Edwards	Nancy Zakhary
Chief Operating Officer	Brainerd Communicators, Inc.	Brainerd Communicators, Inc.
951-699-6991, ext. 104	212-986-6667	212-986-6667
thornish@outdoorchannel.com	edwards@braincomm.com	nancy@braincomm.com
OUTDOOR CHANNEL HOLDINGS NAMES TOM ALLEN CHIEF FINANCIAL OFFICER
TEMECULA, Calif. – July 1, 2010 – Outdoor Channel Holdings, Inc. (NASDAQ: OUTD) today announced that Tom Allen has been appointed Executive Vice President and Chief Financial Officer. Mr. Allen will commence employment on July 16, 2010 and report to Roger Werner, President and Chief Executive Officer of Outdoor Channel Holdings.
“We are very pleased to welcome Tom to Outdoor Channel’s executive management team,” said Roger Werner, President and Chief Executive Officer of Outdoor Channel Holdings. “We believe Tom will be a tremendous asset to Outdoor Channel given his wealth of financial management expertise and media industry experience. We look forward to working with Tom in strengthening our financial resources and helping shape and execute our strategic plan.”
“Outdoor Channel’s category leadership position, strong management team and multi-channel expansion strategy attracted me to the Company,” said Mr. Allen. “Anchored by an enviable financial position and strong brand, I believe Outdoor Channel is well positioned to grow and I look forward to contributing to the Company’s success.”
Mr. Allen co-founded ACME Communications, Inc., where he has served as Executive Vice President and Chief Financial Officer from its inception in 1997. He will continue to serve on ACME’s Board of Directors.. From 1993 to 1996, Mr. Allen was the Chief Operating Officer for U.S. operations and Chief Financial Officer for Virgin Interactive Entertainment. Before that Mr. Allen served as Fox Broadcasting Company’s initial Chief Financial Officer from 1986 to 1993.
About Outdoor Channel Holdings, Inc.
Outdoor Channel Holdings, Inc. (Nasdaq: OUTD) owns and operates Outdoor Channel, America’s leader in outdoor TV, and Winnercomm Inc., an Emmy Award winning production and interactive company. Outdoor Channel offers programming that captures the excitement of hunting, fishing, shooting, off-road motorsports, adventure and the Western lifestyle and can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic broadband website. Winnercomm Inc. is one of America’s largest and highest quality producers of live sporting events and sports series for cable and broadcast television. Winnercomm also owns and operates the patented Skycam and CableCam aerial camera systems which provide dramatic overhead camera angles for major sports events, including college and NFL football. For more information please visit http://www.outdoorchannel.com.
Safe Harbor Statement
Statements in this news release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, about our expectations, beliefs, intentions, strategies regarding the future long-term value of the company resulting from the company’s current actions or strategic initiatives and the future anticipated value of Outdoor Channel to our audience, distributors and advertisers. The company’s actual results could differ materially from those discussed in any forward-looking statements. The company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) service providers discontinuing or refraining from carrying Outdoor Channel; (2) a decline in the number of viewers from having Outdoor Channel placed in unpopular cable or satellite packages, or increases in subscription fees, established by the service providers; (3) a decrease in advertising revenue as a result of a deterioration in general economic conditions; (4) managing the company’s growth and the integration of acquisitions; (5) decreased profitability if we are unable to generate sufficient revenues from our Production Services operations to offset its fixed costs; and other factors which are discussed in the company’s filings with the Securities and Exchange Commission. For these forward-looking statements, the company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.